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                                                                   EXHIBIT 10.16

                            PUT/CALL OPTION AGREEMENT


            PUT/CALL OPTION AGREEMENT, dated as of April 14, 1989 between AP Holdings, Inc., a Delaware corporation ("AP") and Delaware North Companies, Incorporated, a Delaware corporation ("DNC").

            Pursuant to the Stock Purchase Agreement, (i) DNC is transferring its shares of the Company to AP and APA Acquisition, Inc., a wholly-owned subsidiary of AP, and (ii) AP is transferring to DNC 880 shares of common stock of AP (the "Shares") which at the time of purchase will represent 10% of the outstanding common stock, and Warrants to purchase an additional 200 shares of common stock of AP. As additional consideration for the transfer by DNC of its shares to AP, AP has agreed to conduct the Business through AP and its Subsidiaries, to deal with Affiliates only on commercially reasonable arms length terms and conditions, and to grant to DNC the right to "put" to AP the Shares and the Warrants, all upon the terms and conditions set forth herein. As additional consideration for the transfer by AP to DNC of the Shares and the Warrants, DNC has agreed to grant to AP the option to purchase the Shares and Warrants, all upon the terms and conditions set forth herein.

            1. Definitions. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

            "Affiliate" shall mean (i) John Holten, Gunnar Klintberg or Holberg Incorporated, or any Person who or which now or hereafter has Control of, or is now or hereafter under common Control with, John Holten, Gunnar Klintberg or Holberg Incorporated, individually or
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in the aggregate, or over whom or over which John Holten, Gunnar Klintberg or
Holberg Incorporated, individually or in the aggregate, now or hereafter has Control, (ii) any Person who is now or hereafter related by blood, by adoption or by marriage to any Person referred to in clause (i) of this sentence or who now or hereafter resides in the same home as any such Person.

            "Affiliate Bad Debts" shall mean any bad debts as determined in accordance with generally accepted accounting principles, incurred by AP and Subsidiaries in connection with loans to Affiliates.

            "Affiliate Equity Interests" shall mean Equity Interests issued to Affiliates only upon commercially reasonable arms length terms and conditions, only after DNC has been offered the opportunity to participate in such offering on the most favorable terms and conditions given to any other equity investor, to the extent of its Percentage Interest and only (i) after the occurrence of a material adverse change in the Business of AP and Subsidiaries requiring in the reasonable judgment of the Board of Directors of AP an equity infusion into AP and Subsidiaries, or (ii) in connection with an acquisition by AP or a subsidiary of (1) stock of a Person whose principal activity is the Business or
(2) assets employed in the Business for, in either case, total consideration (exclusive of assumed liabilities) of $10,000,000 or more; provided, however, that the amount of all Equity Interests issued in connection with such acquisition shall not exceed 23% of the total consideration (exclusive of assumed liabilities) paid for such Person.

            "Affiliate Payments" shall mean all amounts paid to any Affiliate in violation of the covenants set forth in Section 6(a) of this Agreement plus interest on such amounts computed
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at the average interest rate on the Bank Debt and computed from the date of any payments of such amounts to the date of determination.

            "AP Call Option" shall have the meaning set forth in Section 3 hereof.

            "Appraisal" shall mean the determination of the Option Price in accordance with the procedures set forth in 4a.

            "Bank" shall mean Citicorp North America, Inc., having its chief executive office at 1300 East 9th Street, 20th Floor, Cleveland, Ohio 44114.

            "Bank Debt" shall mean the indebtedness incurred as of the date hereof by AP and the Company to the Bank or financial institution which becomes the primary lender to AP and the Company after the date hereof.

            "Business" shall mean the management and operation of parking lots, garages and other parking and storage facilities for automobiles in North America and in the territories of the United States, other than Guam, and consulting activities relating thereto performed by employees of AP and its Subsidiaries.

            "Change of Control" shall mean the occurrence of any transaction or series of transactions within a twelve month period where:

            (a) At least fifty-one percent (51%) of the then outstanding common shares of AP are purchased, redeemed or otherwise acquired by any person, firm, corporation or other entity, or are exchanged for shares in any other corporation not affiliated with AP, or any combination of such redemption, purchase, exchange or acquisition; or
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            (b) At least fifty-one percent (51%) of the tangible and intangible assets utilized in the Business of AP and the Subsidiaries are purchased or otherwise acquired by any person, firm, corporation or other entity not affiliated with AP; or

            (c) AP, the Company, or any successor of either, is merged into or consolidated with another corporation not owned 80% or more by AP or its shareholders regardless of whether AP is the survivor;

            (d) Shares of AP, the Company, or any successor of either, are sold pursuant to a registered public offering; or

            (e) Any substantial equivalent of any such redemption, purchase, exchange, sale, merger, acquisition or consolidation or any combination of the foregoing.

            "Company" shall mean APCOA, Inc., a Delaware corporation, and any successor corporation by merger, consolidation or otherwise.

            "Control" or "Controlled" shall mean, with respect to any Person, whether direct or indirect, (i) if such Person is a corporation, the power to vote 25% or more of the outstanding shares of any class of stock of such Person ordinarily having the power to vote for the election of directors of such Person or the beneficial ownership of 25% or more of the outstanding shares of common stock of such Person or (ii) if such person is not a corporation, the beneficial ownership of 25% or more of any ownership interest in such Person or (iii) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of any stock or other ownership interest, by agreement or otherwise.
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            "DNC Put Option" shall have the meaning set forth in Section 2 hereof.

            "Disposition" shall mean any transaction or series of transactions whether related or unrelated which, in the aggregate, result in assets comprising 50% or more by value of the Business of AP (whether such assets are owned by AP directly or indirectly through its direct or indirect subsidiaries) having been directly or indirectly acquired by any Person(s), whether or not by an Affiliate (but excluding the Subsidiaries), for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, regardless of whether such purchase occurs as an acquisition of stock or assets.

            "Equity Interests" shall mean common shares and instruments convertible into common shares of AP and the Subsidiaries which are issued after the date of this Agreement.

            "Excess Management Fees" shall mean the sum of (i) the excess in any year over $300,000 of all amounts paid by AP or its Subsidiaries, to Affiliates for services performed (including amounts paid to reimburse such Affiliates for expenses incurred in connection with the performance of services), plus (ii) interest on such amounts computed from the date of any payment of such amounts to the date of determination at the average rate of interest applicable to the Bank Debt during such period; provided, however, that investment banking fees and expenses payable to Affiliates in connection with acquisition, disposition or financing transactions shall not be counted against the $300,000 limitation set forth above.

            "Financing Equity Interests" shall mean Equity Interest issued to persons other than Affiliates in connection with a borrowing if the value of the Equity Interest at the time of its
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issuance does not exceed 45% of the value of the debt and/or preferred stock rights received in connection with the same transaction.

            "Loan Agreement" shall mean the agreement dated April 14, 1989, between AP, the Company and the Bank or any other loan document executed by AP or its Subsidiaries after the date of this Agreement for the benefit of a bank or financing institution that acts as AP's or the Company's primary lender.

            "Management Equity Interests" shall mean Equity Interests issued to members of the Company's management as incentive compensation.

            "Maximum Price" shall mean the portion of the aggregate consideration paid or received directly or indirectly by or on behalf of AP or its shareholders in connection with a Change of Control or a Disposition which Change of Control or Disposition occurs at any time within twelve (12) months after the notification to DNC by AP of AP's exercise of the AP Call Option which would have been received by DNC for the Shares and Warrants on the exercise of the DNC Put Option hereunder if the fair market value of the Shares and Warrants determined in accordance with Section 4c. were based upon the consideration received pursuant to the Change of Control or Disposition.

            "Non-Affiliate Equity Interest" shall mean Equity Interests other than Management Equity Interests and Financing Equity Interests issued to Persons other than Affiliates only after DNC has been offered the opportunity to participate in such offering on the most favorable terms and conditions given to any other investor to the extent of its Percentage Interest.
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            "Option Price" shall mean as of any date (i) the fair market value of the Shares and the Warrants determined either in accordance with the provisions of Section 4 or by mutual agreement of AP and DNC, plus (ii) the Percentage Interest times Excess Management Fees, Affiliate Bad Debts and Affiliate Payments.

            "Payment Date" shall mean either (i) the 30th day following the receipt by DNC and AP of the Appraisal, or (ii) if the event giving rise to the right of exercise by DNC of the DNC Put Option is a Change of Control or a Disposition and DNC exercises the DNC Put Option more than 45 days in advance of such event, the later of the date of such Change of Control or Disposition or the receipt by DNC and AP of the Appraisal.

            "Percentage Interest" shall mean, at any time, the portion of the common shares of AP outstanding which DNC owns, counting for this purpose only shares outstanding on the date hereof and shares issued hereafter which are Affiliate Equity Interests, Non-Affiliate Equity Interests, Management Equity Interests and Financing Equity Interests provided, however, that in the event DNC exercises the DNC Put Option provided pursuant to Section 2a.(iv), the Non-Affiliate Equity Interests giving rise to the Put shall not be considered as outstanding. The shares which are subject to the Warrant shall be considered owned for this purpose at any time when the fair market value of the shares subject to the Warrant exceeded the exercise price.

            "Person" shall mean (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision or (ii) any other entity, body, organization or group.
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            "Preferred Stock" shall mean the preferred stock of AP issued on the date hereof to Holberg Industries, Inc. or any preferred stock of AP or any Subsidiary issued to an Affiliate after the date hereof.

            "Stock Purchase Agreement" shall mean the agreement dated as of January 27, 1989 between DNC, AP and others.

            "Subsidiary" shall mean any corporation Controlled by AP.

            "Warrants" shall mean the warrants issued pursuant to the Stock Purchase Agreement by AP to DNC to purchase additional Shares, in the form attached as Schedule 1.02 to the Stock Purchase Agreement.

            2. The DNC Put Option.

            a. DNC Put Option. At the option of DNC, AP shall purchase from DNC the Shares and Warrants (the "DNC Put Option"). DNC may exercise the DNC Put Option (i) effective any time on or after March 1, 1994 and on or before December 31, 1999, or (ii) effective on or after the date of any Disposition,
(iii) effective on or after the date of any Change of Control, or (iv) effective upon the date of issuance of any Non-Affiliate Equity Interests unless DNC shall have elected to participate in such issuance on the most favorable terms and conditions given to any other investor, or (v) on or after the date when AP or its Subsidiaries or Affiliates materially violate or default under any of the affirmative or negative covenants contained in Sections 5 or 6 of this Agreement which remains uncured twenty (20) days after written notice thereof is provided to AP.
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            b. Manner of Exercise of the DNC Put Option. The DNC Put Option may
be exercised, in full only, at any time on or after an event giving rise to the DNC Put Option, on any day which is not a Saturday, Sunday or public holiday under the laws of the State of Delaware. In order to exercise the DNC Put Option, DNC shall deliver to AP at its office to which notices are to be given in accordance with Section 11 of this Agreement, a written notice of DNC's election to exercise the DNC Put Option. Upon receipt thereof, an Appraisal shall be commenced. Upon the Payment Date, AP shall pay to DNC an amount equal to the Option Price in accordance with the terms set forth in Section 4d. of this Agreement.

            c. Anticipatory Exercise. If AP intends to engage in a Change of Control or Disposition, it will use all reasonable efforts to give DNC at least 60 days advance written notice of the Change of Control or Disposition specifying the terms and conditions of the anticipated Change of Control or Disposition. DNC shall have the right to exercise the DNC Put Option in advance of such Change of Control or Disposition effective on the date of consummation of the Change of Control or Disposition, provided, however, that if such Change of Control or Disposition is not consummated, such exercise shall be void and have no further effect under this Agreement. Upon receipt thereof, an Appraisal shall be commenced. Upon the Payment Date, AP shall pay to DNC an amount equal to the Option Price in accordance with the terms set forth in Section 4d. of this Agreement.

            3. AP Call Option.

            a. AP Call Option. DNC hereby grants to AP and AP shall have the option to purchase the Shares and Warrants (the "AP Call Option") at any time
(i) on or after March 1, 1994, or (ii) on or after a Change of Control, or (iii) on or after a Disposition.
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            b. Manner of Exercise of AP Call Option. The AP Call Option may be
exercised, in full only, on any day which is not a Saturday, Sunday or public holiday under the laws of the State of Delaware. In order to exercise the AP Call Option, AP shall deliver to DNC at its office to which notices are to be given in accordance with Section 11 of this Agreement, a written notice of AP's election to exercise the AP Call Option. Upon receipt thereof, an Appraisal shall be commenced. Upon the Payment Date, AP shall pay to DNC an amount equal to the Option Price in accordance with the terms set forth in Section 4d. of this Agreement.

            c. Anticipatory Exercise. If AP intends to engage in a Change of Control or Disposition, it will use all reasonable efforts to give DNC at least 60 days advance written notice of the Change of Control or Disposition specifying the terms and conditions of the anticipated Change of Control or Disposition. AP shall have the right to exercise the AP Call Option up to 45 days in advance of such Change of Control or Disposition effective on the date of consummation of the Change of Control or Disposition, provided, however, that if such Change of Control or Disposition is not consummated, such exercise shall be void and have no further effect under this Agreement. Upon giving of notice of exercise, an Appraisal shall be commenced upon DNC's request. Upon the Payment Date, AP shall pay to DNC an amount equal to the Option Price in accordance with the terms set forth in Section 4d. of this Agreement.

            d. Maximum Price. In the event AP exercises the AP Call Option and a Change in Control or Disposition occurs within twelve (12) months after the notification by AP to DNC of AP's exercise of the AP Call Option, and the Maximum Price is greater than the Option Price, then AP shall pay to DNC the difference between the Option Price and the Maximum Price. Such payment shall be made on the date of such Change of Control or
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Disposition and shall be paid in immediately available funds. If DNC has exercised the DNC Put Option in advance of the Change of Control or Disposition pursuant to Section 3c. above and requested an Appraisal, DNC shall reimburse AP for all costs incurred by AP in obtaining the Appraisal if the Maximum Price exceeds the Option Price as determined pursuant to such Appraisal.

            4. Selection of Appraiser; Closing of Purchase and Sale; Terms of Payment.

            a. Selection of Appraiser. Within seven (7) days after delivery of written notice of an election to exercise the DNC Put Option or the AP Call Option, AP shall select one of the following investment banking firms: Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated or Salomon Brothers Inc. to conduct an Appraisal of AP. If AP shall fail to so select, DNC shall select one of such firms and the selection of DNC shall be final. If AP selects a firm acceptable to DNC, DNC shall notify AP that the firm is acceptable and AP shall cause the firm to commence and complete the appraisal as soon as possible. If AP selects a firm unacceptable to DNC, DNC shall select one of the remaining firms by delivery of a notice to AP within seven (7) days of the delivery of AP's notice of selection to DNC. If DNC shall fail to so select, AP's selection shall be final and AP shall cause the firm so selected to commence and complete the appraisal as soon as possible. If DNC selects a firm acceptable to AP, AP shall cause the firm to commence and complete the appraisal as soon as possible. If DNC selects a firm unacceptable to AP, AP shall notify DNC and cause the remaining firm to commence and complete the appraisal as soon as possible.

            b. Fair Market Value Determination. The fair market value of the Shares and Warrants shall be the amount obtainable for such Shares and Warrants in the event of an arms
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length sale of AP and Subsidiaries as an ongoing business and determined without giving effect to any discount for (i) minority interest, (ii) any lack of liquidity of the Shares or Warrant; (iii) any lack of marketability of the Shares or Warrant, (iv) any past failure to pay dividends with respect to the Shares, or (v) the right of AP to purchase such Shares and Warrants under this Agreement. The fair market value of the Business shall be determined without regard to any reduction in the earnings of AP and Subsidiaries caused by Excess Management Fees, Affiliate Bad Debts or Affiliate Payments, by valuing the Preferred Stock at its issue price, by considering as outstanding only Affiliate Equity Interests, Non-Affiliate Equity Interests, Management Equity Interests and Financing Equity Interests and, to the extent necessary to avoid duplication, by ignoring the adjustment contained in Section 3.A.2. of the Warrant Certificate.

            c. Closing. The closing of the transfer of Shares and Warrants pursuant to this agreement shall occur on the date (the "Closing Date") mutually agreed to by the parties which shall not be more than five (5) business days after the delivery of the Appraisal. The closing shall be held at 11:00 a.m. local time, at the offices of AP, or at such other time and place as the parties may agree. On the Closing Date, DNC shall deliver certificates with appropriate transfer tax stamps fixed and with stock powers endorsed in blank, representing the shares and the warrant certificate, against payment of the Option Price in accordance with the terms set forth in Section 4d. below. In addition, if the person holding the shares and warrants is a successor or assign of DNC and is the personal representative of the deceased stockholder, the personal representative shall also deliver to the purchaser a purchasers (i) copies of letters testimentary or letters of administration evidencing his appointment and qualification, (ii) certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Internal Revenue Code of 1986, as
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amended, discharging the shares being sold from liens imposed by the Code and
(iii) an estate tax waiver issued by the state at the decedents domicile.

            d. Terms of Payment. Subject to applicable law and any covenants with the Bank or such other institution which becomes the primary lender to the Company, upon the Payment Date the amount payable by AP to DNC under Sections 2 or 3 of this Agreement shall be paid by AP to DNC (a) entirely in immediately available funds or (b) at the sole discretion of AP, $5,000,000 in immediately available funds and the remaining balance in the form of a promissory note to be executed and delivered on the Payment Date by AP to DNC. Any promissory note delivered in payment of the remaining balance due DNC shall be payable in semi-annual installments equal to $5,000,000 of principal plus all accrued but unpaid interest, such installments to commence six (6) months after the Payment Date (the "Note"). The Note shall bear interest at a rate per annum which shall be equal to the prime rate designated by the Bank from time to time and shall be substantially in the form of Exhibit A attached hereto and made a part hereof. The Note shall be subject to prepayment, without penalty, in whole or in part; provided, however, that all partial prepayments shall be applied first to the payment of all accrued but unpaid interest and the balance against the outstanding installments of principal in the inverse order of their maturity.
The Note shall be subject to mandatory prepayment upon (a) the date of any
Change of Control, (b) the date of any Disposition or (c) the date when AP or its Subsidiaries or Affiliates materially violate or default under any of the affirmative or negative covenants contained in Sections 5 or 6 of this Agreement which remains uncured thirty (30) days after written notice thereof is provided to AP.
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            5. Affirmative Covenants. As long as the AP Call Option, the DNC Put
Option, or the Note are outstanding, AP shall do the following unless the prior written consent of DNC to not doing so shall have been obtained by AP:

            a. Financial and Other Information; Certificates of No Default. Provide to DNC, in form satisfactory to DNC, (i) within sixty days after the end of each fiscal quarter of each fiscal year of AP, consolidating and consolidated statements of income and of changes in financial position of AP for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and a consolidating and consolidated balance sheet of AP as of the end of such fiscal quarter, each to be in reasonable detail, to set forth comparative consolidated figures for the corresponding period in the preceding fiscal year of AP and to be certificated by the chief financial officer of AP to be correct and complete, to be in accordance with the records of AP and of each Subsidiary and to present fairly, subject to normal and nonmaterial year-end adjustments, the results of the operations, and the changes in financial position, of AP for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and the financial position of AP as of the end of such fiscal quarter, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal quarter of AP, (ii) within ninety days after the end of each fiscal year of AP, consolidating and consolidated statements of income and of changes in financial position of AP for such fiscal year and a consolidating and consolidated balance sheet of AP as of the end of such fiscal year, each to be in reasonable detail, to set forth comparative consolidated figures for the preceding fiscal year of AP and to be certified by an independent certified public accountant acceptable to DNC to present fairly the
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results of the operations, and the changes in financial position, of AP for such fiscal year, and the financial position of AP as of the end of such fiscal year, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal year of AP and to have been based upon an audit by such accountant that was made in accordance with generally accepted auditing standards, and (iii) promptly upon the request of DNC, all additional information relating to AP, to any Subsidiary or to the Business, that is reasonably requested by DNC (1) relevant to its decision to exercise the Put Option hereunder or (2) relating to the determination of the Option Price.

            b. Bank Information. AP shall provide promptly to DNC true and correct copies of the Loan Agreement and all documents evidencing the Loan Agreement, as such Loan Agreement and such other documents may be amended, modified, replaced or altered from time to time.

            c. Maximum Price. AP shall deliver promptly to DNC all notices, documents, agreements and other information in AP's possession or control, necessary or desirable to determine whether a Change of Control or a Disposition has taken or shall take place within twelve (12) months of notification by AP or DNC of the exercise of the DNC Put Option or the AP Call Option and the Maximum Price in connection therewith.

            d. Issuance of Equity Interests. AP shall use all reasonable efforts to deliver to DNC at least thirty (30) days in advance thereof, all relevant information regarding any proposed issuance of Equity Interests. Whenever under this Agreement, DNC shall have the right to participate in such Equity Interest issuance, AP shall afford DNC at least twenty (20) days in which to make its decision as to whether or not to participate.
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            6. Negative Covenants. As long as the AP Call Option, the DNC Put
Option or the Note are outstanding, AP shall not, without the prior written consent of DNC, do, or agree or otherwise incur, assume or have any obligation to do, and AP shall assure that, without the prior written consent of DNC, no Subsidiary does, or agrees or otherwise incurs, assumes or has any obligation to do, any of the following:

            a. Transactions with Affiliates. In the ordinary course of its business or otherwise, enter into, assume or permit to exist any agreement or transaction (including, but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset, the making of any loan or guarantee, and the rendering of any service) between it and any Affiliate or otherwise deal with any Affiliate or engage in any transaction that directly or indirectly involves any Affiliate, except for (i) reasonable compensation for services actually performed, (ii) advances made in the ordinary course of its business to any Affiliate who is one of its officers and employees for reasonable out-of-pocket expenses incurred by such Affiliate on its behalf in the conduct of its business or operations, (iii) agreements, transactions and other dealings in the ordinary course of business upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's-length agreement, transaction or other dealing with a Person who or which is not an Affiliate and
(iv) loans made to Affiliates upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's-length agreement, transaction or other dealing with a Person who or which is not an Affiliate.

            b. Conduct of the Business by AP and its Subsidiaries. Conduct, operate, carry out, perform or otherwise participate in the Business, whether directly or indirectly, except by or through AP or its Subsidiaries. No Affiliate shall own any interest in any Person that shall
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conduct, operate, carry out, perform or otherwise directly or indirectly participate in the Business, other than an interest in AP and through AP an interest in the Subsidiaries. Notwithstanding the foregoing, Affiliates shall not be prohibited from owning an interest in any parking business which AP and its Subsidiaries are prohibited from operating by law, rule or regulation or pursuant to a commercially reasonable restriction or prohibition imposed on or agreed to by AP or its Subsidiaries in connection with transactions by it with Persons other than Affiliates. Nothing in this Section 6b. shall be construed to prevent Affiliates from owning interests in parking lots, garages and other parking and storage facilities for automobiles which are managed or operated or leased by (i) AP, (ii) the Subsidiaries, or (iii) Persons who are not Affiliates.

            c. Notice of Change of Control or Disposition. Enter into or participate in any Change of Control or Disposition within twelve (12) months after the date of notification of AP or DNC of the exercise of the AP Call Option or the DNC Put Option, as the case may be, without providing to DNC the information required pursuant to Section 5c. hereof.

            d. Affiliate Operation of Existing Parking Contracts. Suffer or permit any Affiliate other than AP or its Subsidiaries to manage, lease or operate any of the existing parking locations currently managed, leased or operated by Company, unless AP or its Subsidiaries becomes prohibited from operating such locations by law, rule or regulation or pursuant to a commercially reasonable restriction or prohibition imposed on or agreed to by AP or its Subsidiaries in connection with transactions by it with Persons other than Affiliates.

            e. Affiliate Operation of New Parking Contracts. Suffer or permit any Affiliate other than AP or its Subsidiaries to manage, lease, as leasee, or operate any parking
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location not managed, leased or operated by such Affiliate prior to the date hereof; provided, however, that nothing herein shall be construed to prevent an Affiliate from acquiring an ownership, management, lease or operating interest in any parking lot (1) which is ancillary to a non-parking business acquired by such Affiliate or (2) which AP and its Subsidiaries are prohibited from managing, leasing or operating by law, rule or regulation or pursuant to a commercially reasonable restriction or prohibition imposed on or agreed to by AP or its Subsidiaries in connection with transactions by it with Persons other than Affiliates.

            7. Rights and Remedies. All rights and remedies of DNC pursuant to this Agreement or otherwise shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by DNC of any such right or remedy shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by DNC. The parties hereto agree that money damages are insufficient to compensate DNC for a violation or default under the affirmative and negative covenants contained in Articles 5 or 6 of this Agreement and, therefore, that DNC shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

            8. Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, it shall be deemed modified to conform to the minimum requirements of such law, and if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

            9. Binding. This Agreement shall be binding upon AP and upon each successor and assignee of AP, and shall inure to the benefit of, and be enforceable by, DNC and each successor and assignee of DNC provided, however, in the event DNC assigns its rights under this Agreement to a competitor of AP or its Subsidiaries in the Business, AP's obligation to provide financial information under Paragraphs 5a. and 5b. shall be suspended for the period during which the shares and Put/Call Option Agreement are held by such assignee. AP shall, however, provide to such assignee such information as is necessary for it to determine whether or not to exercise the Put Option and such information as is necessary to determine the Option Price.

            10. Entire Agreement. This Agreement (a) contains the entire agreement between DNC and AP with respect to the subject matter of this Agreement and (b) supersedes each course of conduct previously pursued, and each oral agreement and representation previously made, by DNC and AP with respect to such subject matter. No course of performance or other conduct pursued in the future, and no oral agreement or representation made in the future, by DNC and no usage of trade shall modify or terminate this Agreement or waive, impair or otherwise affect any obligation of AP pursuant to this Agreement or any right or remedy of DNC pursuant to this Agreement or otherwise. No modification of this Agreement and no waiver of any such right or remedy shall be effective unless made in a writing duly executed by DNC and AP.

            11. Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to Delaware North Companies, Incorporated at 700 Delaware Avenue, Buffalo, New York 14209, Attention: Clifford Kaeser, with a copy to Hodgson, Russ, Andrews, Woods & Goodyear, 1800 One M & T Plaza, Buffalo, New York 14203, Attention: Richard E. Heath, Esq. and Richard F. Campbell, Esq., or to the Company or AP at c/o Holberg Incorporated, 545 Steamboat Road, Greenwich, CT 06830, Attention: John Holten; with a copy to Wachtell, Lipton, Rosen & Katz, 299 Park Avenue, New York, NY 10177, Attention: Lawrence Lederman, Esq., or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

            12. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware without regard to its conflict of law rules.

            13. Guarantee. At the Closing as defined in the Stock Purchase Agreement, the obligations of AP to make payment hereunder shall be guaranteed by Holberg Industries, Inc. by execution of the form of guarantee annexed hereto and made a part hereof as Exhibit B.

            14. Costs. All costs, expenses, liabilities or other amounts, including reasonable legal fees and court costs, paid or incurred by DNC in enforcing the terms and conditions of this Agreement, whether at law or in equity, shall be paid and reimbursed by AP on demand if DNC is successful in such enforcement action.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              AP HOLDINGS, INC.



                              By:  /s/
                                   --------------------------------------


                              DELAWARE NORTH COMPANIES, INCORPORATED



                              By:  /s/
                                   --------------------------------------